                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Interpore International, Inc. for the registration of 2,399,946 shares of its common stock and the incorporation by reference therein of our report dated March 14, 2001, except for Note 9 as to which the date is May 31, 2001, with respect to the consolidated financial statements of American OsteoMedix Corporation included in Form 8-K/A filed by Interpore International, Inc. on August 21, 2001 with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


McLean, Virginia
August 24, 2001